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                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549
                             --------------


                                FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) October 31, 1994
                                                      -----------------



                        SOUTHWESTERN ENERGY COMPANY
           (Exact name of registrant as specified in its charter)



               Arkansas             1 - 8246         71-0205415
      (State of incorporation     (Commission      (I.R.S. Employer
         or organization)          File Number)    Identification No.)


     1083 Sain Street, P.O. Box 1408, Fayetteville, Arkansas 72702-1408
       (Address of principal executive offices, including zip code)


                             (501) 521-1141
           (Registrant's telephone number, including area code)


                                 No Change
     (Former name, former address and former fiscal year; if changed since last report)







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     Item 5.

     Other Events

          On October 31, 1994, the Registrant announced that two of its wholly owned subsidiaries have entered into a stipulation and agreement with the Staff of the Arkansas Public Service Commission (APSC) and the Attorney General of the State of Arkansas to settle certain gas cost issues which have been outstanding before the APSC for almost four years. The issues in question involve the price of gas sold by one of the Registrant's gas producing subsidiaries under a long-term contract with the Registrant's utility subsidiary. Under the stipulation and agreement the price paid by the Registrant's utility subsidiary will be referenced to an index plus a premium. At current market prices, the new provision will result in a reduced sales price under the contract. The stipulation and agreement must be approved by the APSC before becoming effective. Subsequent to October 31, 1994, the APSC established a procedural schedule for consideration of the stipulation and agreement and set a hearing on the matter for December 5, 1994. A press release dated October 31, 1994, and filed as an exhibit per
Item 7.(c) of this report, is hereby incorporated by reference for further details.


     Item 7.(c)

     Exhibits                                              Reference

          (1) Press release dated October 31, 1994.         p. 3-6





                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         SOUTHWESTERN ENERGY COMPANY
                                         ---------------------------
                                                 Registrant



     DATE:   November 8, 1994             BY:  /s/ GREGORY D. KERLEY
                                               ---------------------
                                               Gregory D. Kerley
                                               Vice President -
                                               Treasurer and Secretary,
                                               and Chief Accounting
                                               Officer



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